EXHIBIT 5



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                                HART & HART, LLC
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
William T. Hart, P.C.              ________                   harttrinen@aol.com
Will Hart                                             Facsimile:  (303) 839-5414

                                   May 8, 2013


DNA Brands, Inc.
506 N.W. 77th Street
Boca Raton, Florida  33487

     This letter will constitute an opinion upon the legality of the sale by DNA BRANDS, Inc., a Colorado corporation, of up to 5,000,000 shares of Common Stock, all as referred to in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission.

     We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of the Company and the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion, the Company is duly authorized to issue the shares of stock mentioned above and such shares when sold, will be legally issued, fully paid, and nonassessable.

                                Very truly yours,

                                   HART & HART


                                  By /s/ William T. Hart
                                     -------------------
                                     William T. Hart